EX.99-77Q(1)(g) - Copies of any merger or consolidation agreement

The Agreement and Plan of Reorganization with respect to the Goldman Sachs Institutional Liquid Assets Prime Obligations Portfolio is hereby incorporated by reference to Appendix A to Form N-14 filed electronically with the SEC on January 24, 2007 (Accession No. 0000950123-07-000723).